INDEPENDENT AUDITORS' CONSENT


   We consent to the incorporation by reference in this Registration Statement of Northland Cranberries, Inc. and subsidiary on Form S-8 of our report dated June 6,1995, incorporated by reference in the Annual Report on Form 10-K of Northland Cranberries, Inc. and subsidiary for the year ended March 31, 1995.



   /s/ Deloitte & Touche LLP

   DELOITTE & TOUCHE LLP
   Milwaukee, Wisconsin

   September 11, 1995